INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of this 2nd day of November, 2005 between Kobren Insight Funds, a Massachusetts business trust (the "Trust"), on behalf of its series (each, a "Fund" and collectively, the "Funds"), and Kobren Insight Management, Inc. (the "Adviser"), registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act").

      WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to the Funds in the management of each Fund's assets, and the Adviser is willing to furnish such services for the Trust on the terms hereinafter set forth;

      NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. APPOINTMENT. The Trust hereby appoints the Adviser to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. In the event that the Trust establishes one or more series other than the Funds with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall notify the Trust in writing whereupon such series shall become a Fund hereunder and shall be subject to the provisions of this Agreement except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Trust and the Adviser at the time.

      2. DELIVERY OF DOCUMENTS. The Trust has furnished the Adviser with copies, properly certified or authenticated, of each of the following:

            (a) The Trust's Declaration of Trust as filed with the Secretary of the Commonwealth of Massachusetts on September 13, 1996 (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

            (b) The Trust's By-Laws (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

            (c)  Votes  of  the  Trust's  Board  of  Trustees   authorizing  the
      appointment of the Adviser and approving this Agreement;

            (d) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act"), and under the 1940 Act, relating to shares of beneficial interest of the Trust (herein called the "Shares") as filed with the Securities and Exchange Commission (the "SEC") and all amendments thereto; and

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            (e) The most recent  prospectus  of the Trust  relating to the Funds
      (such prospectus together with the related Statement of Additional Information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus").

The Trust will furnish the Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

      3. MANAGEMENT. Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for each Fund's assets entrusted to it for portfolio management purposes, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold with respect to the Funds and will place the daily purchase or sale orders. The Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus and votes of the Trust's Board of Trustees. The Adviser agrees that it will supply the Trust and its Board of Trustees with reports and statistical data as requested with respect to the securities that each Fund may hold or contemplate purchasing.

      4. OTHER COVENANTS. The Adviser agrees that it:

            (a) will comply with all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

            (b) will use its best efforts to seek the best overall terms available in executing transactions for the Funds and soliciting brokers or dealers. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the brokers or dealers to execute a particular transaction, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Funds and/or other accounts over which the Adviser or an affiliate of the Adviser exercises investment discretion. The Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or in terms of all of the accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion;

            (c) will provide certain executive personnel for the Trust as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Adviser unless otherwise mutually agreed upon;

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            (d) will,  at its own  expense,  maintain  such  staff and employ or retain such personnel and consult with such other persons as may be necessary to render the services required to be provided by the Adviser or furnished to the Trust under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire. The Adviser will also provide such additional management and administrative services as may be required in connection with the business affairs and operations of the Trust beyond those furnished by the Trust's administrator;

            (e) will bear the cost of rendering the services to be performed by it under this Agreement, and shall provide the Trust with such office space, facilities, equipment, clerical help, and other personnel and services as the Trust shall reasonably require in the conduct of its business.

      5. SERVICES NOT EXCLUSIVE. The advisory services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by that Fund.

      6. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Trust.

      7. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its investment advisory services under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for a Fund. Each Fund will bear certain other expenses incurred in its operation, including: organizational expenses; taxes, interest, brokerage costs and commissions; fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser, the distributor or administrator or any of their affiliates; Securities and Exchange Commission fees; state Blue Sky qualification fees; charges of the administrator, the custodian, any subcustodians, and transfer and dividend-paying agents; insurance premiums; auditing, pricing and legal expenses; costs of maintenance of the Trust's existence; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders' reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Trust; membership fees in trade associations; litigation, indemnification and other extraordinary or non-recurring expenses.

      8. COMPENSATION. For the services provided by the Adviser pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation an

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investment  advisory fee,  based upon the average daily net assets of each Fund, accrued daily and paid monthly as soon as practicable after the end of each month, at the annual rate set forth below. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. The Adviser may, from time to time, waive certain amounts payable hereunder or reimburse Fund expenses for such period or periods as the Adviser deems to be advisable.

                  Kobren Growth Fund                 0.75%
                  Delphi Value Fund                  1.00%

      The fees payable by a Fund to the Adviser under this Agreement shall be paid into an interest-bearing escrow account at a bank or with the Funds' custodian in the event that the holdings of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of such Fund have not voted to approve this Agreement ("Fund Shareholder Approval") by the date of the closing of the acquisition of the Adviser by E*TRADE FINANCIAL Corporation (the "Acquisition"). If Fund Shareholder Approval has subsequently been obtained by the date that is 150 days after the closing of the Acquisition, the fees paid by such Fund held in the escrow account (and interest thereon) shall be paid to the Adviser. If Fund Shareholder Approval has not been obtained by such date, this Agreement shall terminate and the fees paid by the relevant Fund into the escrow account (and interest thereon) shall be paid to such Fund; provided, however, that the Adviser shall be entitled to be paid out of the escrow account the lesser of (i) any costs incurred in performing its services during the period from and after the date of the closing of the Acquisition through the date that is 150 days after the closing of the Acquisition and (ii) the total amount in the escrow account (plus interest earned).

      9. REIMBURSEMENT OF THE FUND. If in any fiscal year the aggregate expenses of a Fund (as defined under the securities regulations of any state having jurisdiction over the merits of the offering of Fund Shares) exceed the expense limitation of any such state, the Adviser will reimburse that Fund for such excess expenses. The obligation of the Adviser to reimburse a Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year, provided, however, that notwithstanding the foregoing, the Adviser shall reimburse that Fund for such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the over the merits of the offering of Fund Shares so requires. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

      10. CORPORATE NAME. The Trust acknowledges that it uses the name "KOBREN" in connection with the Funds and the Trust by consent of the Adviser, which consent was given in reliance upon the provisions hereafter contained. The Trust agrees that if the Adviser should cease to be the investment adviser of the Funds, the Trust will, upon written demand of the Adviser, forthwith delete from the Funds' name and from the Trust's name the word "KOBREN" or any approximation thereof. The Trust further agrees that the Adviser may permit other persons, partnerships (general or limited), associations, trusts, corporations or other incorporated or unincorporated groups of persons, including without limitation any investment company or companies of any type which may be initially sponsored or organized by the Adviser in the future, to use the word "KOBREN" or any approximation thereof as part of their names. As used in this section, "KOBREN" and "Kobren Insight Management, Inc." and "Adviser" shall include any successor corporation, partnership, limited partnership, trust or person.

      11. LIMITATION OF LIABILITY. The Adviser shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligation and duties under this Agreement. The Trust and the Adviser agree that the obligations of the Trust under this Agreement shall not be binding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Trust, as provided in the Declaration of Trust. No Fund shall be liable for the obligations incurred by any other Fund hereunder. The execution and delivery of this Agreement have been authorized by the Board of Trustees and a majority of the holders of each Fund's outstanding voting securities, and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

      12. DURATION AND TERMINATION. This Agreement shall become effective with respect to a Fund as of the closing date of the Acquisition and, unless sooner terminated as provided herein, shall continue in effect until the second anniversary of the effective date of this Agreement; PROVIDED, HOWEVER, that if Fund Shareholder Approval with respect to a Fund has not been obtained prior to the 150th day after the closing of the Acquisition, this Agreement shall terminate with respect to that Fund on the 150th day after the closing of the Acquisition. Thereafter, this Agreement shall be renewable as to any Fund for successive periods of one year each, provided such continuance is specifically approved annually:

            (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and

            (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund; PROVIDED, HOWEVER, that if the holders of any one Fund fail to approve the Agreement, the Adviser may continue to act as investment manager of the Fund(s) which did approve the Agreement, and may continue to act as investment manager for the Fund which did not approve the Agreement until new arrangements are made by such Fund.

      Notwithstanding the foregoing, this Agreement may be terminated as to a Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund), or by the Adviser, in each case, on sixty days' prior written notice. This Agreement will immediately terminate in the event of its assignment; PROVIDED, HOWEVER, that if Fund Shareholder Approval with respect to a Fund has not been obtained prior to the closing of the Acquisition, this Agreement may be terminated with respect to that Fund by any of the foregoing persons in the manner so provided on ten days' prior written notice. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as such terms have in the 1940 Act.)

      13. AMENDMENT OF AGREEMENT. This Agreement may be amended as to any Fund by mutual written consent, but the consent of the Trust must be approved (a) by vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and
(b) if required by the 1940 Act, by vote of a majority of the outstanding voting securities of that Fund. However, the provisions of this Section 13 shall not restrict or limit the Adviser's ability to waive its fees or reimburse any Fund's expenses in accordance with Section 8 of this Agreement.

      14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

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ATTEST:                                     KOBREN INSIGHT FUNDS

By: /s/ Kevin C. Kiernan                    By: /s/ Eric Godes
    -----------------------------------         --------------------------------
    Name:  Kevin C. Kiernan                     Name: Eric Godes
    Title:  Chief Compliance Officer            Title: V.P., Secretary


ATTEST:                                     KOBREN INSIGHT MANAGEMENT, INC.

By: /s/ Kevin C. Kiernan                    By: /s/ Eric M. Kobren
    -----------------------------------         --------------------------------
    Name:  Kevin C. Kiernan                     Name: Eric M. Kobren
    Title:  Chief Compliance Officer            Title: President